Exhibit 99.1

Tower Group, Inc. Announces Execution of Merger Agreement with Canopius Holdings Bermuda Limited and Estimate of Second Quarter Operating Results Including Reserve Adjustment

New York, New York July 30, 2012 /Business Wire/ — Tower Group, Inc. (NASDAQ: TWGP-News) today announced that it has exercised its previously announced option to combine with Canopius Holdings Bermuda Limited and Canopius Bermuda Limited (together, “Canopius Bermuda”), the Bermuda reinsurance business currently operated by Canopius Group Limited (“Canopius Group”). The merger with Canopius Bermuda will enable Tower to create a global specialty insurance company with greater diversification supported by an efficient international holding company structure and should enable Tower to increase its profitability.

Tower also conducted a comprehensive review of its reserves in the second quarter and strengthened its reserves by $42 million after-tax. This reserve charge should allow Tower’s financial results to fully reflect current accident year profitability going forward.

Merger with Canopius Bermuda

As announced on April 25, 2012, Tower agreed to invest approximately $75 million to acquire a 10.7% stake in Canopius Group subject to the closing of Canopius Group’s acquisition of Omega Insurance Holdings Limited (“Omega”). Tower also entered into an agreement dated April 25, 2012 (the “Master Transaction Agreement”) under which Canopius Group committed to assist Tower with the establishment of a presence at Lloyd’s of London (subject to required approvals) and granted Tower an option (the “Option”) to combine with Canopius Bermuda. Tower today announced that it has excercised the Option and executed an Agreement and Plan of Merger (the “Merger Agreement”) with Canopius Bermuda pursuant to which an affiliate of Canopius Bermuda will acquire all of Tower’s common stock; under applicable accounting principles Tower will be regarded as the acquiring entity. Tower paid Canopius Group a fee of $1,000,000 to exercise the Option.

Tower believes that the merger is a significant step towards the creation of an efficient globally diversified specialty insurance company that supports its expansion plans, building upon its existing quota share reinsurance business in London and Bermuda (through CastlePoint Reinsurance, a Bermuda- based reinsurance subsidiary of Tower). Based on the market price of Tower’s stock as of July 30, 2012, Tower currently expects that, upon consummation of the merger, current shareholders of Tower will own more than 75% but less than 80% of the merged company, and that the merger will be accretive to earnings with 2013 operating earnings per share attributable to Tower shareholders expected to improve by approximately 4%-6%.

Under the Merger Agreement, Tower stockholders will receive, in exchange for each share of Tower’s common stock, (1) a certain number of Canopius Bermuda shares equal to a Stock Conversion Number (defined below) and (2) $ 1.25 in cash. Canopius Group expects to sell its shares in Canopius Bermuda prior to the consummation of the merger in a private placement of those shares (the “Canopius Secondary Offering”) to third party investors. The Stock Conversion Number will equal the quotient obtained by dividing (X) the price per share of Tower common stock (reduced by the $1.25 per share that Tower shareholders will be paid in the merger) at the market close on the date of the pricing of the Canopius Secondary Offering by (Y) the Adjusted Canopius Bermuda Price Per Share (as defined in the Merger Agreement).

The Adjusted Canopius Bermuda Price Per Share will reflect Canopius Bermuda’s net tangible asset value at the closing after giving effect to a restructuring of Canopius Bermuda contemplated by the Master Transaction Agreement (the “Restructuring”), the placement fees paid to the placement agents in the Canopius Secondary Offering, any economic concessions made to the purchasers of the Canopius Bermuda shares in the Canopius Secondary Offering and the value of Canopius Bermuda’s retained business. Because neither the Restructuring nor the Canopius Secondary Offering is likely to occur until the fourth quarter of this year at the earliest, no assurances can be given as to Canopius Bermuda’s net tangible asset value at closing or the Adjusted Canopius Bermuda Price Per Share. Based on information currently available to Tower, Tower believes that Canopius Bermuda’s net tangible asset value should range between $240 million and $290 million. This range could be materially affected by a number of factors, including among others, (1) the fact that the Restructuring has not been implemented and its terms are subject to negotiation between Tower and Canopius Group and (2) Canopius Bermuda’s loss experience and loss development between signing and closing of the merger. Accordingly, the Adjusted Canopius Bermuda Price Per Share, the Stock Conversion Number and, in turn, the number of Canopius Bermuda shares that Tower stockholders will receive in connection with the merger, could be materially affected by such factors and by other factors, including, without limitation, the terms of the Canopius Secondary Offering.

The Merger Agreement may be terminated by Tower at any time prior to the closing of the merger for any reason. Without limiting the generality of the foregoing, Tower currently anticipates that it would likely not proceed with the merger in the event (1) that Canopius Group’s acquisition of Omega does not close, (2) that the Canopius Secondary Offering cannot be effected, or can only be effected on terms that would make the Stock Conversion Number, and therefore the merger, unattractive to Tower, (3) that the Adjusted Canopius Bermuda Price Per Share declines to a point that Canopius Bermuda shareholders own 20% or less of the merged entity’s outstanding shares immediately after the closing of the merger, (4) of failure to obtain regulatory approvals on terms acceptable to Tower, (5) of failure to obtain the approval of Tower’s shareholders, and (6) of failure of Tower’s Board of Directors to approve certain of the transactions contemplated by the Merger Agreement, including without limitation, the Canopius Secondary Offering. In the event that Tower exercises its right to terminate the Merger Agreement, it will nonetheless be obligated to reimburse affiliates of Canopius Bermuda for costs actually incurred in connection with negotiating, documenting and implementing the Merger Agreement and the transactions contemplated thereby to the extent that such costs exceed the $1,000,000 Option exercise fee paid by Tower.

Canopius Holdings Bermuda Limited is an indirect wholly owned subsidiary of Canopius Group Limited and is the holding company for Canopius Bermuda Limited, a Class 3A Bermuda reinsurance company which currently writes reinsurance and provides capital support to Canopius Group’s underwriting operations at Lloyd’s of London. Following the Restructuring and the merger, it is expected that the merged company will continue to participate in quota share reinsurance of Canopius Group’s Lloyd’s business and provide reinsurance to Tower’s domestic business as well as providing reinsurance to third party cedents and continuing other insurance business currently conducted by Canopius Bermuda.

Regarding the merger, Michael H. Lee, President and Chief Executive Officer of Tower Group, noted, “We believe that a merger with Canopius Bermuda is another significant step towards our strategic objective of establishing an efficient global specialty insurance platform to access the world’s three major insurance markets, the U.S, Bermuda and London, enhancing our profitability and creating new business opportunities. While the transaction is still subject to several steps, and can be terminated by Tower at will, we will now commence the necessary steps to complete this transaction over the next several months. We will continue to evaluate the capital markets and will consummate the merger when and if we believe the transaction will be advantageous to Tower.”

Reserve Strengthening

Tower conducted a comprehensive review of its loss reserves in the second quarter and strengthened prior accident year reserves by $65 million on a pre-tax basis following an analysis of recent loss emergence that occurred during the quarter. The reserve strengthening in the second quarter is expected to represent about 4% of the company’s consolidated loss reserves (excluding the reserves that are carried by the reciprocal insurance companies managed by Tower). It culminates a multi-year effort that began in the fourth quarter 2009 to mitigate soft market conditions. The loss ratio after the reserve strengthening for the accident years from 2008 to 2011 continues to remain favorable at 62.3%, excluding storm losses. This reserve charge should allow Tower’s prospective financial results to fully reflect current accident year profitability going forward.

The reserve strengthening relates primarily to unfavorable development in the company’s Commercial Insurance segment arising from changes in estimated ultimate losses for accident years 2011 and prior. During the quarter Tower conducted detailed reserve studies for all lines using loss data through the first quarter of 2012 as well as reported claims during the second quarter, including analysis of the source of unusually high reported loss emergence for certain casualty lines, primarily workers’ compensation and commercial automobile, observed during the first quarter of 2012.

Based on analysis of additional loss data through the second quarter of 2012, the loss emergence for the second quarter is consistent with expectations implied by the increased level of carried reserves.

Tower expects to report an operating loss of between $0.39 and $0.42 cents per share for the quarter ended June 30, 2012. As a result of this charge, Tower now expects its full year 2012 operating earnings to be between $1.45 and $1.55 per share. Tower expects 2013 earnings to be in the range of $2.85 to $3.05 per share, excluding any effect resulting from the merger with Canopius Bermuda described above.

Commenting on the reserve charge, Michael H. Lee said “During the quarter, as a part of our strategic review, we conducted a comprehensive analysis of our prior accident year reserves and reviewed our underwriting and pricing of current accident year business. Based on these reviews, we strengthened our prior accident year reserves to address recently observed higher than expected loss emergence primarily on business that we have been terminating for the last several years. On a more positive note, due to the multi-year actions to reduce our claims costs, corrective underwriting, the organic growth initiative that we recently implemented, and improved market conditions, we believe our current business is much better positioned to achieve the desired underwriting results and incorporates the impact of the loss trends that have emerged on the prior accident year business. We believe we have taken decisive actions to address our reserve position from prior accident years, and our ongoing results should better reflect the underwriting profitability of our ongoing business. Our guidance for the remainder of 2012 and 2013 reflects the strength of our ongoing business.”

Tower will hold a call to discuss this update on July 31, 2012, at 4:30 p.m. ET. Michael Lee, President and Chief Executive Officer, and Bill Hitselberger, Executive Vice President and Chief Financial Officer, will lead the conference call. Slides that will be referenced in the call will be available on Tower’s website, http://www.twrgrp.com/ prior to the initiation of the call.

Tower Group, Inc. also announced today that it plans to release its second quarter 2012 financial results on Monday, August 6, 2012, immediately after the market close. Tower will also host a conference call and webcast to discuss these results on Tuesday, August 7, 2012 at 9:00 a.m. ET. Michael Lee, President and Chief Executive Officer, and Bill Hitselberger, Executive Vice President and Chief Financial Officer, will lead the conference call.

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses through its network of retail and wholesale agents and specialty business through program underwriting agents. Tower’s insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

Our Commercial Insurance Segment offers a broad range of commercial lines property and casualty insurance products to small to mid-sized businesses distributed through a network of retail and wholesale agents on both an admitted and non-admitted basis. This segment also includes reinsurance solutions provided primarily to small insurance companies;

Our Personal Insurance Segment offers a broad range of personal lines property and casualty insurance products to individuals distributed through a network of retail and wholesale agents; and

Our Insurance Services Segment provides underwriting, claims and reinsurance brokerage services to insurance companies.

For more information visit Tower’s website at http://www.twrgrp.com/

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” and “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Notes on Non-GAAP Financial Measures

Operating income (loss) excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings (loss) per share is operating income (loss) divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income (loss) divided by average common stockholders’ equity. Second quarter realized gains and losses, net of tax, are expected to be about $900,000 and second quarter acquisition-related transaction costs, net of tax, are expected to be about $700,000, and the net loss per share to Tower shareholders is expected to be the same as the operating loss per share.

Additional Information and Where to Find It

In connection with this proposed transaction, Tower and Canopius Bermuda will file a joint proxy statement/prospectus with the SEC. Investors are urged to carefully read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to obtain the proxy statement/prospectus and all relevant documents filed by Tower with the SEC free of charge at the SEC’s website www.sec.gov or, with respect to documents filed by Tower, from Tower directly at 120 Broadway (31st Floor), New York, NY 10271, (212) 655-2000; email: info@twrgrp.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The directors, executive officers and other members of management and employees of Tower may be deemed participants in the solicitation of proxies from its stockholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of Tower’s stockholders under the rules of the SEC is set forth in public filings filed by Tower with the SEC and will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information concerning Tower’s participants in the solicitation is contained in Tower’s Proxy Statement on Schedule 14A, filed with the SEC on March 16, 2012.

Contact Information:

Bill Hitselberger

Executive Vice President and Chief Financial Officer

Tower Group, Inc.

212-655-2110

bhitselberger@twrgrp.com